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                                                                     [FFCA LOGO]

FRANCHISE FINANCE
CORPORATION OF AMERICA


                                 EXHIBIT 10(bb)

                                    November 13, 1997


VIA TELECOPY AND
----------------
AIRBORNE EXPRESS
----------------



Mr. William Niegsch
Max & Erma's Restaurants, Inc.
4849 Evanswood Drive
Columbus, Ohio 43329

Re:     Restaurant sites described on the attached Exhibit A

Dear Bill:

    Max & Erma's Restaurants, Inc. ("Max & Erma's") has advised FFCA Acquisition Corporation ("FFCA") of Max & Erma's desire to enter into a sale-leaseback transaction with regards to the land, fixtures and improvements at the above-referenced sites (individually, a "Property" and collectively, the "Properties"). Upon the acceptance of this commitment letter (the "Commitment") by Max & Erma's and the simultaneous acceptance of that certain forward commitment of this date from FFCA with respect to five (5) additional sale-leasebacks (the "Forward Commitment"), by Max & Erma's, FFCA commits to purchase and lease back to Max & Erma's the Properties, all on the terms set forth in this Commitment (collectively, the "Transaction").

A. Basic Commitment Terms.
   -----------------------

Background:    This Commitment outlines certain basic terms and conditions of the Transaction; however, it is not meant to define all of the terms and conditions of the Transaction, which will be set forth more fully in the final documentation. The Transaction is subject to, among other things, the approval by FFCA's in-house site review and valuation department of the Properties and the Base Price (as defined below), Max & Erma's compliance with all of the requirements set forth in this Commitment and the receipt by FFCA of all documents and other information requested by FFCA and its counsel.




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Acceptance:         Max & Erma's may accept this Commitment by signing and
                    returning a copy of this Commitment together with a check for the portion of the Fee (as defined below) due herewith to FFCA within 10 days of the date hereof.

Fee: Max & Erma's shall pay FFCA a $91,000.00 valuation, underwriting and processing fee (1/2% of the Purchase Price). One-half of the Fee, $45,500.00, is due upon the acceptance by Max & Erma's of this Commitment; the other half of the Fee is due at the Closing. Notwithstanding the foregoing, if at any time prior to the Closing FFCA's out-of-pocket expenses in connection with the Transaction exceed the portion of the fee paid herewith, upon the request of FFCA, Max & Erma's shall promptly pay such excess amount to FFCA.

Refundability       Although the Fee shall be deemed fully earned when received
of Fee:             by FFCA, the portion of the Fee paid herewith shall be
                    refundable in full and this Commitment shall expire if (i)
                    FFCA's in-house site review and valuation department does not approve the Properties and the Base Price, or (ii) Max &
                    Erma's and FFCA are unable to agree upon an alternative Base
                    Price. If both the Properties and the Base Price are approved by FFCA, FFCA will promptly send Max & Erma's a transaction approval letter, and the Fee will automatically become nonrefundable on such date. If FFCA does not approve the Properties, the portion of the Fee paid herewith will promptly be returned to Max & Erma's. If FFCA approves the Properties but not the Base Price, Max & Erma's will be contacted by FFCA and given the opportunity to go forward with the Transaction based upon the lower Base Price approved by FFCA. If Max & Erma's agrees upon the lower Base
                    Price, Max & Erma's and FFCA will execute a letter amendment to this Commitment, and the Fee will thereupon become nonrefundable. If Max & Erma's does not agree to the lower
                    Base Price, the portion of the Fee paid herewith will be promptly refunded to Max & Erma's. Notwithstanding the foregoing, if for any reason the Transaction fails to close on or before the Oustside Closing Date, at the request of Max & Erma's, this Commitment shall terminate and FFCA shall refund the Fee to Max & Erma's less only FFCA's out-of-pocket expenses in connection with the Transaction.


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Transaction         FFCA's in-house site review and valuation department has
Processing:         not inspected and approved the Properties. FFCA will not
                    order title insurance commitments and phase I environmental reports or instruct its counsel to begin preparing the Agreement or the Leases (as defined below) until Max &
                    Erma's has accepted this Commitment, FFCA has approved the Properties and FFCA and Max & Erma's have agreed upon a Base
                    Price. The closing of the purchase and lease transactions comprising the Transaction (the "Closing") must occur no later than the Outside Closing Date (as defined below), or this Commitment will expire.


B. Basic Sale Terms.
   -----------------

Documentation:      FFCA's counsel will prepare and submit to Max & Erma's
                    FFCA's proposed form of sale-leaseback agreement (the
                    "Agreement"). The Agreement shall (i) contain such representations, warranties, covenants and agreements as are usual and customary in transactions of this type, and (ii) provide that Max & Erma's will indemnify FFCA against all claims, suits and costs whatsoever relating to any breach of Max & Erma's representations and warranties. The Agreement shall require as conditions of the Closing that (i) FFCA be provided with satisfactory phase I environmental reports, title insurance commitments, ALTA as-built surveys, opinions of counsel, certifications of Max & Erma's, non-foreign certificates, and proof of insurance, (ii) Max & Erma's execute leases containing the terms described in Section C below (the form of which leases will be attached as an exhibit to the Agreement), and (iii) Max & Erma's execute such other documents as may be reasonably required by FFCA or the title company.

Purchase Price      The sum of (i) $18,200,000.00 (the "Base Price") which
for Properties:     amount shall be allocated among the Properties based upon
                    the respective valuations ascribed to the Properties by FFCA's in-house site inspection and valuation department.
                    The Base Price shall be inclusive of (i) the Fee, (ii) Max &
                    Erma's out-of-pocket expenses relating to the sale of the Properties to FFCA, as may be approved as to category and amount by FFCA in its reasonable discretion (the "Covered
                    Sale Soft Costs"), and (iii) such of Max & Erma's other out-of-pocket expenses relating to Max & Erma's sale of the Properties which are not covered as Covered Soft Costs, if

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                    any, as may be approved as to category and amount by FFCA in its sole discretion (the "Approved Sale Soft Costs").

Title to            Title to the Properties shall be conveyed to FFCA by
Properties:         limited or special warranty deeds, free and clear of all
                    liens and encumbrances, except those approved by FFCA.

Closing Costs:      Max & Erma's shall pay FFCA's in-house site inspection
                    expenses and FFCA's reasonable attorneys' fees as well as the cost of all environmental reports, Max & Erma's attorneys' fees, and all other closing costs, including, without limitation, all title insurance premiums, transfer taxes, stamp taxes, transfer, escrow and recording fees, real estate taxes and assessments, and survey fees; however, it is understood that the cost of some or all of these items may in certain circumstances be included in the Purchase
                    Price as either Covered Sale Soft Costs or Approved Sale
                    Soft Costs.

Sale Contingency:   The closing of the purchase and lease transactions
                    comprising the Transaction are not severable and the closing of the purchase transactions shall be conditioned upon the simultaneous closing of the lease transactions.

Outside Closing     December 22, 1997.
Date:

C. Basic Lease Terms.
   ------------------

Documentation:      FFCA's counsel will prepare and submit to Max & Erma's
                    FFCA's proposed form of lease (the "Lease"), memorandum of lease (the "Memorandum"), and UCC-1 financing statements
                    (the "Financing Statements"). At the Closing, FFCA and Max &
                    Erma's shall execute, for each Property, the Lease, the Memorandum and the Financing Statements, and (ii) FFCA shall be provided with any other documents as may be reasonably required by FFCA or the title company. Each Lease shall (i) contain such representations, warranties, covenants and agreements as are usual and customary in transactions of this type, and (ii) provide that (a) Max & Erma's shall be responsible for all maintenance, utilities, insurance, taxes, assessments and other expenses associated with each Property, (b) Max & Erma's shall not assign, mortgage or pledge its interest in any Lease without FFCA's consent, which shall not be

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                    unreasonably withheld, and (c) Max & Erma's shall indemnify
                    FFCA against all claims, suits and costs whatsoever relating to the Properties.

Lease Term:         Approximately twenty (20) years with three (3) successive
                    five-year extension options.

Base Annual Rental: From the date of the Closing through the tenth (10th)
                    anniversary of the Closing, Base Annual Rental shall be the sum of the current ten-year U.S. Treasury Note rate in effect 10 days prior to the date of the Closing initially anticipated by FFCA (as determined by a letter from FFCA to Max & Erma's) plus 3.35% times the Purchase Price, which shall be payable in equal monthly installments on the first day of each month. Commencing on the tenth (10th) anniversary of the Closing and continuing through the twentieth (20th) anniversary of the Closing, Base Annual Rental shall be the current 10-year U.S. Treasury Note in effect 10 days prior to the tenth (10th) anniversary of the Closing plus 3.35% times the Purchase Price.

Additional Rent:    Commencing on the second anniversary of the Closing and
                    continuing throughout the Lease Term (including all extension thereof), Max & Erma's shall be required to pay as Additional Rent an amount equal to the product of (i) the Base Annual Rental then in effect and (ii) the lesser of (A)
                    4.5% or (B) an amount equal to three (3) times the average increase in the U.S. Consumer Price Index during the previous two (2) years prior to such date. Such Additional
                    Rent shall be payable in equal monthly installments and shall be reset every other year thereafter based upon the total payments of Base Annual Rental and Additional Rent payable under such Lease.

Extension Option    During any extension of the Lease Term for each Property,
Rents:              the Lease shall continue in effect upon its original terms except that the Base Annual Rental shall be the greater of the Purchase Price times the current 5-year U.S. Treasury
                    Note in effect 10 days prior to the expiration of the Lease
                    Term.

Purchase Option:    Max & Erma's shall have the option during the ninety (90)
                    days immediately preceding the 10th, 15th and 20th anniversaries of each Lease and, if applicable, during the ninety-day periods immediately preceding the end of the

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                    first, second and third extension terms, to purchase any
                    Property for the greater of (i) its fair market value, or
                    (ii) the sum of FFCA's total investment in the Property.


D. Other Material Transaction Terms:
   ---------------------------------

Cross-Default:      The Agreement, the Lease, and any other agreements
                    between FFCA and Max & Erma's with respect to the Transaction shall be cross-defaulted with all other leases, loan agreements, notes, mortgages, deeds of trust and other agreements now or hereafter entered into between (or, in the case of notes, in favor of) (i) FFCA, Franchise Finance
                    Corporation of America or any of its other subsidiaries and affiliates, on the one hand, and (ii) Max & Erma's, or any of its subsidiaries or affiliates, on the other hand.

E. Other Matters.
   --------------

    THE FOREGOING SUMMARY OF BASIC TERMS AND CONDITIONS IS NOT MEANT TO BE NOR SHOULD IT BE CONSTRUED AS AN ATTEMPT TO DEFINE ALL OF THE TERMS AND CONDITIONS REGARDING THE TRANSACTION. INSTEAD, IT IS INTENDED ONLY TO OUTLINE CERTAIN BASIC POINTS OF THE BUSINESS UNDERSTANDING AROUND WHICH LEGAL DOCUMENTATION WILL BE STRUCTURED. THE OUTLINED TERMS AND CONDITIONS ARE SUBJECT TO FINAL DOCUMENTATION SATISFACTORY TO ALL PARTIES AND COMPLETE LEGAL REVIEW AND APPROVAL OF ALL PERTINENT MATTERS.

    This Commitment and the Transaction contemplated hereby (i) shall be subject to, in FFCA's judgment, there being no adverse material change in Max & Erma's financial condition, (ii) shall not be assignable by Max & Erma's or relied upon by any third party without the prior written consent of FFCA, and (iii) shall be governed by the internal laws of the State of Arizona, without giving effect to conflict of law principles. This Commitment may be assigned by FFCA without the consent of Max & Erma's. The Transaction shall constitute a sale and "true lease" and not a transaction creating a financing lease, equitable mortgage, deed of trust, security agreement, trust agreement or other financing or trust arrangement. This Commitment (i) supersedes any previous discussions, agreements and/or proposal/commitment letters relating to the Transaction, including, but not limited to those certain commitment letters dated November 3, 1997 and November 10, 1997, and (ii) may only be amended by a written agreement executed by FFCA and Max & Erma's. FFCA reserves the right to cancel this Commitment in the event Max & Erma's has made any misrepresentations or has withheld any information with regard to the Transaction.


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    ANY ACTION ARISING OUT OF THIS COMMITMENT SHALL BE PROSECUTED ONLY IN THE
STATE OR FEDERAL COURTS LOCATED IN THE STATE OF ARIZONA. FFCA AND MAX & ERMA'S WAIVES ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION ARISING OUT OF THIS COMMITMENT. MAX & ERMA'S WAIVE ANY RIGHT IT HAS OR MAY HAVE TO SEEK OR RECOVER FROM FFCA OR ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS AND EMPLOYEES ANY AWARD OF SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH ANY DEFAULT BY FFCA UNDER THIS COMMITMENT.

    Please indicate Max & Erma's acceptance of this Commitment by having a copy of this Commitment signed and returned to FFCA to the attention of Michelle D. Stewart, FFCA Acquisition Corporation, 17207 North Perimeter Drive, Scottsdale, Arizona 85255, together with: a check payable to "FFCA Acquisition Corporation" for $45,500.00; an executed copy of the Forward Commitment; and a check in the amount required to be paid thereunder within ten (10) days from the date hereof or this Commitment will automatically expire.


                                   FFCA Acquisition Corporation,
                                   a Delaware corporation

                                   /s/ Mark E. Wood
                                   Mark E Wood
                                   Vice President, Corporate Finance





ACCEPTED AND AGREED TO on this 14th day of November, 1997.


MAX & ERMA'S RESTAURANTS, INC.,
a Delaware corporation



By /s/ William C. Niegsch, Jr.
  ------------------------------
Name William C. Niegsch, Jr.
    ----------------------------
Title Exec. V.P. & C.F.O.



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                                  EXHIBIT A

PROPERTY NAME               PROPERTY ADDRESS                   OPENING DATE

                          3030 Lakecrest Circle
Beaumont Centre           Lexington, KY 40513                  September, 1996

                          201 South Bridewell Drive
Burr Ridge                Burr Ridge, IL 60521                 February, 1996

Canton                    MI                                   December, 1996

                          936 Sheraton Drive
Cranberry                 Mars, PA 16046                       December, 1995

                          8901 Kingsridge Drive
Dayton                    Dayton, OH 45459                     December, 1975

                          6420 Grand Avenue
Gurnee                    Gurnee, IL 60031                     June, 1996

Gwinnett                  GA                                   April, 1997

Parkway West              PA                                   November, 1996

                          33675 Solon Road
Solon                     Solon, OH 44139                      April, 1996





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